Exhibit 10.7.1
                          (Translated from Portuguese)

                           MEMORANDUM OF UNDERSTANDING

By this present Agreement entered into by, on the one side, AURORA GOLD MINERACAO LTDA, a company with its Office at Av. das Americas, no 700, bloco 8, lj. 215-A, parte, CEP: 22640-100, Barra da Tijuca, Rio de Janeiro, RJ, hereinafter referred to as AURORA, in this act represented by its attorney Luis Mauricio Ferraiuoli de Azevedo, Brazilian, single, lawyer, registered at the Brazilian Bar Association (RJ) under no. 80412 and registered at CPF/MF under no. 753.468.697-00; and on the other side, MARIA TEREZA BARBOSA DA SILVA, Brazilian, divorced, businesswoman, bearing the Identity Card No. RG 3717073/SSPA, and duly enrolled in the Individual Taxpayer's Register under no.
110. 808.762-00, with address at Av. Primeiro de Maio, no 764, Bairro Hidraulica, Rio Grande, state of Rio Grande do Sul, CEP 96202-000, hereinafter referred to as GARIMPEIRA, and collectively referred to as "CONTRACTING PARTIES", AURORA and GARIMPEIRA have decided amongst themselves as righteous and agreed upon the following:

OBJECT: Hereinafter named Garimpo Piranhas, this object is made up of Processes DNPM no. 855.892/96 to 856.289/96, being titleholder Maria Tereza Barbosa da Silva, and 853.597/93 to 853.638/93, ESTATE of Sebastiao Balbino de Souza, in this act represented by the spouse of the deceased and executrix MARIA TEREZA BARBOSA DA SILVA, by authorization issued by His Justice of the ___th Family and Probate Court of the District of___________, State of _________, on ________, which is part of his estate of which she is the executrix, according to annex A of this instrument.

A. WHEREAS GARIMPEIRA is the titleholder of certain mineral rights located in the region of Garimpo Piranhas, in the Municipality of Itaituba, PA, which rights refer to PLG Processes DNPM no. 855.892/96 to 856.289/96 and 853.597/93 to 853.638/93, with assured priority, and being the said mineral rights, for the better understanding, specified in Annex A of this instrument, in two blocks with distinct titles, and hereinafter referred to as GARIMPO.

B. WHEREAS AURORA wishes to explore and assess the gold potential and have an option to acquire title to the mineral rights of GARIMPO, and for such purpose has been granted access to information gathered on site by GARIMPEIRA, who agrees to this, with the knowledge that the work done is at AURORA's expense and risk.

C. WHEREAS AURORA has the necessary technological and economic means to develop gold mineral reserves and carry out exploration work in the GARIMPO.

D. WHEREAS the CONTRACTING PARTIES wish to enter into and celebrate an Agreement for the Assignment and Transfer of Mineral Rights, and for such purpose AURORA will appoint a person of trust to act on its behalf by means of a specific agreement which model is hereto attached, annex B. In order to preserve the negotiation, the parties agree to execute this temporary instrument, hereinafter referred to as "Memorandum of Understanding", hereinafter named "ME", and having as its object the establishment of the right and obligations of the CONTRACTING PARTIES among themselves and any third party. A definitive Agreement for the Assignment and

Transfer of Mineral Rights shall be celebrated by the parties at a later stage, following the terms and conditions outlined in the clauses ahead.

E. WHEREAS AURORA, in order to maintain the Assignment and the Option to celebrate a definitive Assignment and Transfer Option of Mineral Rights Agreement, agrees to carry out a due diligence within 180 (one hundred and eighty) days and for such purpose shall sign a Power of Attorney according to the attach model, annex C, and, therefore, the CONTRACTING PARTIES have decided to enter into and celebrate this "Memorandum of Understanding", according to the following terms and conditions:

1 - EVALUATION AND STATEMENT OF INTEREST

1.1 - In view of item B of this MOU, AURORA hereby undertakes to pay GARIMPEIRA the equivalent of R$ 8,000.00 (eight thousand reals) for the 6 (six) months of validity of this MOU, of which in this act are advanced, namely, R$ 20,000.00 (twenty thousand reals) as deposit, for the sole and exclusive right to appraise duly and in detail the GARIMPO.

1.2 - The payment of the DEPOSIT is made hereby, with the signing of this instrument as proof of payment, while the subsequent payments shall be made through a bank deposit in favour of MARIA TEREZA BARBOSA DA SILVA, chequing account no. 0540531-9 with Branch 0412-0 of Bradesco S/A, in the city of Rio Grande, RS, which GARIMPEIRA will indicate to AURORA.

1.3 - GARIMPEIRA, as from the date of the execution hereof and within the term of 180 (one hundred and eighty) days, undertakes not to assign, transfer, encumber or lien the mineral rights comprised in the GARIMPO, which, according to the terms and conditions set forth in this instrument, agrees to make available for AURORA to inspect and examine all and any data it might have access to in regard to GARIMPO. During this period, AURORA shall make site visits, examine the data and decide to exercise its option to acquire the GARIMPO. In case AURORA decides to exercise its option to acquire the GARIMPO, it shall notify GARIMPEIRA of its decision at least five days prior to the expiration of the abovementioned period.

2 - ASSIGNMENT AND TRANSFER OF RIGHTS

2.1 - In accordance with item 1.3. of this MOU, having AURORA notified GARIMPEIRA of its interest to acquire the GARIMPO, the parties hereby shall celebrate within 30 days an Agreement for the Assignment and Transfer of Rights and Other Covenants, which shall establish and govern the terms and conditions of the transfers, as well as to register such agreement before the DNPM, provided it agrees to pay as price for the assignment of the mineral rights and the possession rights, the values established as follows:

                           Date                   Payment US$
          I         30 JUN 2006                       30,000.00
          II        21 JUL 2006                    *  70,000.00
          III       21 JUL 2007                   ** 120,000.00
          IV        21 JUL 2008                      180,000.00
          V         21 JUL 2009                    1,600,000.00
                               Total            US$2,000,000.00

* The payment of this instalment and others shall be made provided registration of the transfer of rights in question has been made.
** The payment of this instalment and others shall be made provided survey authorization for the mineral rights in question has been obtained.

2.1.1 In addition to the price herein established, AURORA shall pay to GARIMPEIRA a monthly participation in the mining results which might be obtained in any of the mining rights in the GARIMPO, in a value equivalent to 1.5% (one and half percent) of the monthly net results of the primary gold production, as defined below in item 2.1.3, in any of the mineral rights in question.

2.2.2 The participation in the mining results shall be paid by the 10th (tenth) business day of the month subsequent to the production month, and the payment shall be made through a bank deposit as stipulated by GARIMPEIRA.

2.1.3 For the purposes specified above, the production net result shall correspond to the value of the gross revenue AURORA obtains from the sale of the gold produced by AURORA and originating from the Garimpo, being deducted the values corresponding to (i) transportation cost from the mine to the refinery;
(ii) refining cost; (iii) any and all direct taxes of any nature incurring upon the commercialization of the gold; and (iv) "financial compensation" as provided for in Law 7790 of December 28, 1989.

2.2 - GARIMPEIRA agrees to transfer the mineral rights referring to GARIMPO immediately upon the interest by AURORA is confirmed and against payment of amount (I) and upon confirmation of its priority.

2.2.1 GARIMPEIRA shall, under the terms of this instrument, hereby and in the best form of the law, permit AURORA to execute in the GARIMPO, for a period of 44 (forty-four) months as from the date of this MOU, and in case the GARIMPO is acquired, assessment work and geological survey which it deems necessary to ascertain the existence of possible primary deposits which may be economically explored. It should be noted that during the geological assessment of the GARIMPO, GARIMPEIRA may develop works therein provided that work in the said mining site does not interfere with AURORA's research activities.

2.2.2 - Regarding the ownership, GARIMPEIRA declares to be the legitimate and sole owner of the area comprising the GARIMPO, and therefore, the mining results, right to rental or any indemnifications are included in the prices established in clause 2.1. above. In case of absence of authorizations or eventual problems with access or title to the surface areas, these shall be resolved by GARIMPEIRA, and in the absence of a solution, AURORA is authorized to resolve such matters and shall deduct all and any cost incurred from the values to GARIMPEIRA.

2.2.3 - For such purpose, GARIMPEIRA agrees to the best of its ability to provide to AURORA with technical, legal and operational support, as well as undertake to endeavour its best efforts to give AURORA any information it might have access to with respect to the GARIMPO, and to take all actions necessary for the expeditious registration of the documents needed in order for the Agreement to be implemented, with AURORA being responsible for the financial expenses incurred to obtain such results.

2.3 - AURORA may, after the registration of the assignment and transfer of rights, transfer to any third parties, in whole or in part, the mineral rights granted to it under this Agreement, provided there is an inclusion of a clause in this regard.

2.4 - At any time, AURORA shall be entitled to terminate the Agreement and drop the GARIMPO PROJECT, by means of a notice, fax, cable or advice to GARIMPEIRA to this effect, being henceforth free of any and all payment commitments yet to be due. If AURORA decides to exercise its option to terminate the Agreement, it shall deliver to GARIMPEIRA in due course a detailed technical report which shall include all and any information gathered to date.

2.5 - Each of the CONTRACTING PARTIES herein will be liable for any and all environmental damages resulting from their activities carried out in the GARIMPO. In this regard, GARIMPEIRA is responsible for the environmental damages caused to the GARIMPO up to the signing of this agreement. In case of non-compliance of such obligations, AURORA is authorized to provide for eventual recovery work, deducting the expenses incurred from the amounts payable according to above item 2.1.

3. CONFIDENTIALITY

3.1. The fact that the Agreement has been executed as well as its contents and any technical and financial or other information pursuant to the GARIMPO constitutes confidential information of the CONTRACTING PARTIES and shall not be disclosed, divulged or made known to any third party or published without previous written consent of the non-disclosing party. Exception to the confidentiality obligation will be the case in which any of the CONTRACTING PARTIES needs to disclose said information as a result of it being linked to the stock market and disclosure is required by law.

4. COMMUNICATION
4.1. Any notice and communication related to the GARIMPO shall be given in writing and shall be deemed to be effectively given upon personal delivery, or by registered letter or upon receipt of transmission by fax or cable, provided there is an acknowledgement of receipt.

5. REPRESENTATIONS AND WARRANTIES

5.1. Each of the CONTRACTING PARTIES herein represents and warrants to each other that:

(a) They have the power, capacity and authority to enter into and perform the Agreement and all transactions contemplated herein;
(b) There are no provisions in their By-laws, statutes or agreements of which they are a party or object which may prevent the celebration and execution of this Agreement;
(c) The celebration of the Agreement will not result in a default under any agreement or instrument to which the parties are a party, as well as will not infringe any applicable laws, regulations, suits, decree or rule which they might obey or any arrangement, waiver, or agreement of which constitute a party;
(d) There are no pending liabilities, warranties, pledge, or any other obligations which might in any way interfere with the mineral rights object of the Agreement, and said rights are free and clear of any claims, liens or encumbrances;
(e) in respect of item 2.1, with regard to the mineral rights herein referred, there are no contractual obligations in respect to royalties, finder's fee and/or any other contribution to any landowners, occupiers or third parties;
(f) There are no pending environmental liabilities.

6. AMENDMENTS AND PREVIOUS EVENTUAL AGREEMENTS AND GENERAL DISPOSITIONS

6.1. This MOU represents and comprises all the understanding and commitments agreed amongst the CONTRACTING PARTIES, and replaces or overlaps any and all previous agreements and negotiations, verbal or written, with regard to the issues herein addressed.

6.2. By this MOU the signatories, their successors and any authorized assignees are obliged to comply with the terms and conditions set forth herein.

6.3. This MOU shall not be amended, in its parts or as a whole, except when previously agreed amongst the parties, and provided that such changes are done upon a written consent, executed and signed by the representative of each party.

6.4. No tolerance by any of the CONTRACTING PARTIES with regard to future non-compliance of this instrument shall constitute an amendment or novation of the conditions agreed upon herein.

6.5. This MOU and its annexes, which after being signed by the CONTRACTING PARTIES and the witnesses will make an integral part of this instrument, represent the whole agreement entered into by the Parties, and shall govern and regulate their activities, according to the terms and conditions set forth hereto.

6.6. The terms set forth in this agreement are valid and binding and shall regulate and govern the business amongst the CONTRACTING PARTIES, until a definitive Agreement is executed which is expected to occur by 30JUN06.

6.7. The CONTRACTING PARTIES declare and warrant that they will grant an extrajudicial, executive power to this agreement, with full force, according to the terms established in item II, article 621 of the Code of Civil Procedure, Law no. 8953/94.

7. GOVERNING LAW AND DISPUTE RESOLUTION

7.1. This agreement shall be governed by the laws of Brazil.

7.2. The Parties hereby agree that any and all dispute arising from this agreement shall be resolved at the Main Court of the city of Itaituba, Para, with the waiver of any other, prevailing over any others. However, the parties are entitled to solve any dispute by means of arbitration at the court of the city of Itaituba, Para, provided that they have reached this decision by mutual agreement.

IN WITNESS WHEREOF, the parties execute this instrument in three counterparts of identical tenor and form, in the presence of the witnesses below, who also subscribe this instrument, for all legal effect.


Itaituba, PA, December 21, 2005

(Signature)
MARIA TEREZA BARBOSA DA SILVA

(Signature)

AURORA GOLD MINERACAO LTDA


Witnesses
1) (Signature)
2) (Signature)


Seal and stamp of notaries public authenticating the signatures of Maria Tereza Barbosa da Silva and Luis Mauricio Ferraiuoli de Azevedo.

PRIVATE AGREEMENT FOR THE ASSIGNMENT AND TRANSFER OF MINERAL RIGHTS AS FOLLOWS:

By this present Agreement entered into by, on the one side: MARIA TEREZA BARBOSA DA SILVA, Brazilian, divorced, businesswoman, bearing the Identity Card No. RG 3717073/SSPA, and duly enrolled in the Individual Taxpayer's Register under no. 110.808.762-00, with address at Av. Primeiro de Maio, no 764, Bairro Hidraulica, Rio Grande, state of Rio Grande do Sul, CEP 96202-000, hereinafter referred to as ASSIGNOR, and xxxxxxxxxxxxxxxxxxxxxxxx hereinafter referred to as ASSIGNEE.

WHEREAS the ASSIGNOR is the titleholder of PLG Processes DNPM no. 855.892/96 to 856.289/96 and 853.597/93 to 853.638/93, hereinafter referred to as Mineral Rights, which are free and clear of any claims, liens or encumbrances;

WHEREAS the ASSIGNOR wishes to assign to the ASSIGNEE the Mineral Rights, and the latter being in agreement with such transfer, the Parties agree to execute this Agreement of Assignment and Transfer of Mineral Rights, in accordance with the following clauses and conditions:

1. By this present private agreement entered into, and as prescribed by law, the ASSIGNOR assigns and transfer to the ASSIGNEE the Mineral Rights, as they are in fact assigned and transferred in a definitive manner.

2. It is up to the ASSIGNEE to verify with the DNPM the correctness, validity and legal status of the Mineral Rights now being assigned, and it is agreed that this present instrument will automatically loose any legal effect with regard to any of the Mineral Rights which for any reason is denied or declined by the DNPM, and as such nothing shall be alleged against the ASSIGNOR, and the parties shall mutually endeavour their best efforts to obtain the registration of the assignment now being agreed upon.

3. It is the responsibility of the ASSIGNEE, independently of the registration of the Mineral Rights referred to herein, to pay all and any taxes or expenses.

4. The ASSIGNOR hereby grants the ASSIGNEE, with regard to the Mineral Rights, full representation powers with the DNPM - National Department of Mineral Production, the Ministry of Mines and Energy, the State Secretary for Environment of the State of Para, and IBAMA - the Brazilian Institute of Environmental and Renewable Natural Resources, with full powers to request and apply for the registration of the assignment, provide declarations and clarifications, to sign, present or withdraw any document, to meet requirements, make payments, receive the correspondent receipts, to ratify or rectify, or to compromise as well as to practice any and all acts necessary for the good compliance of the powers herein granted.

5. This present instrument is irrevocable and the signatories, their heirs or successors, are obliged to comply with the terms and conditions set forth herein, and any previous document signed between the parties with the object being the assignment and transfer of the Mineral Rights referred herein shall be null and void.

6. The Parties hereby agree that any and all dispute arising from this agreement shall be resolved at the Main Court of the city of Itaituba, Para, with the waiver of any other, prevailing over any others.

IN WITNESS WHEREOF, the parties execute this instrument in 3 (three) counterparts of identical tenor and form, in the presence of the witnesses below, who also subscribe this instrument.

Belem, June 30, 2005


GALDINO ANTONIO DA SILVA LUZ
                        xxxxxxxxxxx


WITNESSES:

1)

TO THE DIRECTOR OF THE NATIONAL DEPARTMENT OF MINERAL PRODUCTION (DNPM)

DNPM no. 855.892/96 to 856.289/96 and 853.597/93 to 853.638/93

MARIA TEREZA BARBOSA DA SILVA, Brazilian, divorced, businesswoman, bearing the Identity Card No. RG 3717073/SSPA, and duly enrolled in the Individual Taxpayer's Register under no. 110.808.762-00, with address at Av. Primeiro de Maio, no 764, Bairro Hidraulica, Rio Grande, state of Rio Grande do Sul, CEP 96202-000, for herself and as executrix of the estate of Sebasti o Balbino de Souza, hereinafter referred to as ASSIGNOR, and xxxxxxxxxxxxxxxxxxxxx hereinafter referred to as ASSIGNEE, hereby inform and request the following:

On 21 DEC 05, the ASSIGNOR, applicant of the above-mentioned mineral rights, executed with the ASSIGNEE an "Agreement of Assignment of Mineral Rights", transferring to the latter the aforesaid mineral rights, in accordance with the document submitted to this DNPM as per annex I, and as such, the parties hereby present resolve to apply for the filing and registry of the requests for assignment and registration of the transfer.

Requesting your approval,



Belem, June 30, 2005


MARIA TEREZA BARBOSA DA SILVA


xxxxxxxxxxxxxxx

                                POWER OF ATTORNEY



By this present Power of Attorney, MARIA TEREZA BARBOSA DA SILVA, Brazilian, divorced, businesswoman, bearing the Identity Card No. RG 3717073/SSPA, and duly enrolled in the Individual Taxpayer's Register under no. 110.808.762-00, with address at Av. Primeiro de Maio, no 764, Bairro Hidraulica, Rio Grande, state of Rio Grande do Sul, CEP 96202-000, for herself and as executrix of the estate of Sebasti o Balbino de Souza, appoints as her attorney Luis Mauricio Ferraiuoli de Azevedo, Brazilian, single, lawyer, registered at the Brazilian Bar Association
(RJ) under no. 80412 and registered at CPF/MF under no. 753.468.697-00, to represent her as titleholder of certain mineral rights in areas located in the region named Garimpo do Novo Porto, in the Municipality of Itaituba, state of Para, comprising of Applications for Mining Permits specified as follows: DNPM no. 855.892/96 a 856. 289/96 and 853.597/93 to 853.638/93 with ample and general powers to: Take all necessary steps to look up and copy Requests for Mining Permits at the NATIONAL DEPARTMENT OF MINERAL PRODUCTION - DNPM, the Ministry of Mines and Energy, the Brazilian Institute of Environmental and Renewable Natural Resources, SECTAM, and at federal, state, municipal or Federal District agencies, Notary Public offices, Government Registries in general, with powers also to sub-establish this Power of Attorney which is valid until 30JUN06.

Itaituba, December 21, 2005

(Signature)
MARIA TEREZA BARBOSA DA SILVA

Seal and stamp of Notary Public authenticating the above signature